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                                                                  EXHIBIT 4.6



                              ARTICLES OF AMENDMENT

                                       TO

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                            PRIDE INTERNATIONAL, INC.



                                       I.

                  The undersigned President and Secretary of Pride International, Inc. (the "Corporation") do hereby certify that resolutions amending the Amended and Restated Articles of Incorporation of the Corporation (the "Restated Articles") were duly adopted pursuant to Louisiana R.S. Sections 12:31-12:33 and Article VIII(B) of the Restated Articles by the affirmative vote of the holders of a majority of the voting power of the Corporation present at the annual meeting of the shareholders of the Corporation duly called and held on May 18, 2001, at which 66,036,353 shares of common stock (the only outstanding class of stock), constituting a quorum of the voting power of the Corporation, was present in person or by proxy. With respect to the amendment set forth in item 1 below, 62,815,023 shares of common stock voted for the amendment and 3,186,767 shares voted against the amendment. With respect to the amendment set forth in item 2 below, 48,238,233 shares of common stock voted for the amendment and 8,286,682 shares voted against the amendment.

                  1. Article III(A) of the Restated Articles was amended by said resolutions to read in its entirety as follows:

                  "The total authorized capital stock of the Corporation is Two Hundred Million (200,000,000) shares of Common Stock of no par value per share and Five Million (5,000,000) shares of Preferred Stock of no par value per share."

                  2. Article IV(B) of the Restated Articles was amended by said resolutions to read in its entirety as follows:

                  "The Board of Directors shall be divided into three classes (Class I, Class II and Class III) to serve staggered three year terms as designated by the Board of Directors. Class I directors shall be elected at the 2001 annual meeting of shareholders; Class II directors shall be elected at the 2002 annual meeting of shareholders; Class III directors shall be elected at the 2003 annual meeting of shareholders. The term of office of the 2001 class shall expire at the 2004 annual meeting of shareholders; of the second class one year thereafter; and of the third class two years thereafter. At all subsequent annual shareholders' meetings thereafter, the number of directors equal to the number constituting the class whose term expires at the time of such meeting shall be elected to hold office for the full term of office of three years. Each class shall be as nearly equal in


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                  number as possible to the other classes of the Board of
                  Directors. Any vacancy on the Board (including any vacancy resulting from an increase in the authorized number of directors, or from failure of the shareholders to elect the full number of authorized directors) may be filled by the vote of at least two-thirds of the directors then in office, and a director elected to fill a vacancy shall serve until the next shareholders' meeting held for the election of directors generally, provided that the shareholders shall have the right at any special meeting called for the purpose prior to such action by the Board, to fill the vacancy."

                                       II.

                  The undersigned President and Secretary of the Corporation do hereby further certify that resolutions amending Article III(C) of the Restated Articles were duly adopted by the Board of Directors of the Corporation pursuant to Louisiana R.S. Sections 12:33(A)(2) and Article III(B) of the Restated Articles at a meeting of the Board of Directors of the Corporation held on May 18, 2001.

                  The first sentence of Article III(C) of the Restated Articles was amended by said resolutions to read in its entirety as follows:

                  "Of the aforesaid 5,000,000 shares of Preferred Stock, 2,000,000 shares shall constitute a separate series of preferred shares designated 'Series A Junior Participating Preferred Stock.'"




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These Articles of Amendment are dated May 21, 2001.

                                       PRIDE INTERNATIONAL, INC.


                                       By: /s/ PAUL A. BRAGG
                                         ---------------------------------------
                                         Paul A. Bragg
                                         President


                                       By: /s/ ROBERT W. RANDALL
                                         ---------------------------------------
                                         Robert W. Randall
                                         Secretary




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                                 ACKNOWLEDGEMENT



STATE OF TEXAS             )
                           )
COUNTY OF HARRIS           )


                  BE IT KNOWN, that on this 23rd day of May, 2001, before me, the undersigned, a Notary Public, duly commissioned, qualified and sworn within and for the County of Harris, State of Texas, personally appeared Paul A. Bragg and Robert W. Randall, known to me to be the President and Secretary, respectively, of Pride International, Inc., and the persons who executed the foregoing Articles of Amendment in such capacities, and who declared and acknowledged to me, Notary, that they were authorized to and did execute the foregoing Articles of Amendment in such capacities for the said corporation, as its and their free act and deed.

WITNESSES (to all signatures):


     /s/  EARL W. McNIEL                      /s/ PAUL A. BRAGG
--------------------------------------    --------------------------------------
Earl W. McNiel                            Paul A. Bragg


     /s/  W. GREGORY LOOSER                   /s/ ROBERT W. RANDALL
--------------------------------------    -----------------------------------
W. Gregory Looser                         Robert W. Randall



                              /s/ DIANE M. STANLEY
                         -------------------------------
                                  NOTARY PUBLIC

                                Diane M. Stanley
                         -------------------------------
                             Printed Name of Notary

                          My Commission Expires: 5-1-05

                                  [NOTARY SEAL]




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